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                                                                    EXHIBIT 4.18

         THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE ("Instrument") dated to be effective as of July 27, 2001 (the "Effective Date"), is by and among STERLING CHEMICALS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), STATE STREET BANK AND TRUST COMPANY (SUCCESSOR TO FLEET NATIONAL BANK, INITIAL TRUSTEE), a Massachusetts banking association with its principal office in Boston, Massachusetts (the "Resigning Trustee") and HSBC BANK USA, a bank and trust company organized under the laws of the State of New York ("Successor Trustee"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture.

                                    RECITALS

         WHEREAS, pursuant to an Indenture dated as of August 15, 1996, as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1997 and Second Supplemental Indenture as of March 16, 1998 (collectively, the "Indenture") between the Company and the Resigning Trustee, the Company issued $275,000,000 of its 11.75% Senior Subordinated Notes due 2006 (the "Notes");

         WHEREAS, pursuant to the Indenture, the Company appointed the Resigning Trustee as the Indenture Trustee under the Indenture;

         WHEREAS, pursuant to section 2.03 of the Indenture, the Company also appointed the Resigning Trustee as the Paying Agent and Registrar under the Indenture;

         WHEREAS, there is presently issued and outstanding $275,000,000 in aggregate principal amount of the Notes;

         WHEREAS, section 8.08 of the Indenture provides that the Resigning Trustee may at any time resign by giving written notice of such resignation to the Company and the Company shall promptly appoint a Successor Trustee;

         WHEREAS, the Resigning Trustee desires to resign and the Company desires to appoint the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture, to succeed the Resigning Trustee in such capacities under the Indenture; and

         WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent and Registrar under the Indenture;

         NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ACCEPTANCE OF RESIGNATION OF RESIGNING TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE. The Resigning Trustee hereby resigns as Trustee, Paying Agent and Registrar under the Indenture. The Company accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar and hereby appoints the Successor

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Trustee as Trustee, Paying Agent and Registrar under the Indenture, and vests and confirms to the Successor Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of such persons under the Indenture, all effective as of the Effective Date.

         2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Successor Trustee that:

         a. It is duly organized and validly existing;

         b. It has not entered into any amendment or supplement to the Indenture except as disclosed herein, and the Indenture is in full force and effect;

         c. An Event of Default has occurred under section 7.01 of the Indenture by reason of the Company filing a petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code on July 16, 2001;

         d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

         e. No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge by holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

         f. The Notes are validly issued securities of the Company;

         g. Any conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Company is responsible have been complied with by the Company; and

         h. Other than the Company's Chapter 11 case, there is no action, suit or proceeding pending, or to the best of the Company's knowledge, threatened against the Company before any Court or any governmental authority, arising out of any action or omissions by the Company under the Indenture.


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         3. RESIGNING TRUSTEE REPRESENTATIONS AND WARRANTIES. The Resigning
Trustee hereby represents and warrants to the Successor Trustee that:

         a. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or to the best of the knowledge of the Resigning Trustee by the Note holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

         b. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any actual or alleged action or omission by the Resigning Trustee, whether as Trustee, Paying Agent or Registrar under the Indenture or otherwise;

         c. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to any of the Notes or the Indenture or any matter or thing pertaining to any thereof and all information in the possession of its corporate trust administration department relating to any of the foregoing and will furnish to the Successor Trustee such documents or information on or before the Effective Date. Notwithstanding the foregoing, the Resigning Trustee reserves the right to withhold documents, if any, which are subject to privilege;

         d. To the best of its knowledge, it has lawfully discharged its duties as Trustee, Paying Agent and Registrar under the Indenture;

         e. The Resigning Trustee certifies that $275,000,000 in principal amount on the Notes is outstanding and all interest thereon has been paid.

         f. As of the Effective Date, the Resigning Trustee will hold no property or monies under the Indenture, and will have transferred and delivered all property and monies held by it under the Indenture to the Successor Trustee.

         g. This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation.

         h. The Resigning Trustee shall deliver to the Successor Trustee as of or immediately after the effective date hereof all of the documents listed on Exhibit A annexed hereto.

         4. SUCCESSOR TRUSTEE REPRESENTATIONS AND WARRANTY. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that,
(a) it is duly organized and validly existing, (b) it is eligible to serve as Trustee, Paying Agent and Registrar under the Indenture and under the Trust Indenture Act of 1939, as amended, (c) the execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of


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incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property,
(d) this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, and (e) all conditions precedent relating to the appointment of Successor Trustee, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Successor Trustee is responsible have been complied with by the Successor Trustee.

         5. ACCEPTANCE BY SUCCESSOR TRUSTEE. The Successor Trustee hereby accepts, effective on the Effective Date, its appointment as Trustee, Paying Agent and Registrar under the Indenture, and assumes all rights, powers, trusts, duties and obligations of the Trustee, Paying Agent and Registrar under the Indenture. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, a form of which is annexed hereto as Exhibit B, to be sent to each Holder of the Notes in accordance with the provisions of Section 8.08 of the Indenture.

         6. ASSIGNMENT ETC. BY RESIGNING TRUSTEE. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Paying Agent and Registrar under the Indenture, upon the trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee, now holds under and by virtue of the Indenture, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, subject nevertheless to the lien provided by Section 8.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company's obligations under the Indenture to the Resigning Trustee, which lien shall also secure the Company's obligations under the Indenture to the Successor Trustee.

         7. ADDITIONAL DOCUMENTATION. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations granted in the Indenture, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

         8. CHOICE OF LAWS. The laws of the State of New York shall govern this Instrument.

         9. COUNTERPARTS. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.


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         10. SURVIVAL OF COMPANY'S OBLIGATIONS TO RESIGNING TRUSTEE.
Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, nothing contained in this Instrument shall in any way abrogate the obligations of the Company to the Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder, including without limitation, the lien provided under
Section 8.07 of the Indenture.

         11. COMPANY'S OBLIGATION TO SUCCESSOR TRUSTEE. The Company hereby acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 8.07 of the Indenture, which obligations shall survive the execution hereof pursuant to the terms of the Indenture.

         12. ACKNOWLEDGEMENT OF RESIGNING TRUSTEE. The Resigning Trustee acknowledges and agrees that it shall remain solely responsible for, and shall promptly pay Successor Trustee, any and all costs, claims, liabilities, losses or damages whatsoever, incurred by Successor Trustee, which arise out of actual, alleged or adjudicated actions or omissions of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, unless such claims are contested in good faith by Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all documents with respect to any such action for which the Resigning Trustee may be so responsible.

         13. NOTICES. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:
         State Street Bank and Trust Company
         Attn.: Robert C. Butzier, Vice President
         2 Avenue de Lafayette, 6th Floor
         Boston, MA 02111
         FAX: 617-662-1456
         TEL: 617-662-1751

TO THE SUCCESSOR TRUSTEE:
         HSBC Bank USA
         Issuer Services
         Attn.: Robert A. Conrad, Vice President
         10 E. 40th Street
         New York, NY  10016
         FAX:  212-525-1300
         TEL:  212-525-1314



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TO THE COMPANY:
         Sterling Chemicals, Inc.
         Attn.: Kenneth M. Hale, General Counsel
         1200 Smith Street, Suite 1900
         Houston, Texas 77002
         FAX: 713-654-9577
         TEL: 713-654-9502


         14. CORPORATE TRUST OFFICE. References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 10 E. 40th Street, New York, New York 10016 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

         15. EFFECTIVENESS. This Agreement shall become effective as of the date set forth herein upon the execution and delivery thereof by the duly authorized representatives of each of the parties hereto.

         IN WITNESSETH WHEREOF, Sterling Chemicals, Inc., State Street Bank and Trust Company and HSBC Bank USA have executed this Instrument as of the date set forth above.


STERLING CHEMICALS, INC.

By
  -----------------------------------
   Its
      -------------------------------

STATE STREET BANK AND TRUST COMPANY

By
  -----------------------------------
   Its
      -------------------------------


HSBC BANK USA

By
  -----------------------------------
   Its
      -------------------------------



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                                    EXHIBIT A

               Documents to be delivered to the Successor Trustee

         1. Executed Copy of the Indenture and any supplements.
         2. Conformed Copy of the Indenture and any supplements.
         3. File of closing documents.
         4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to the Indenture.
         5. Copies of any official notices sent by the Trustee to all of the Holders of the Notes pursuant to the terms of any Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders if any.
         6. Certified List of Holders as of July __, 2001, certificate detail, and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such holder.)
         7. Debt service records or trust account statements for one-year period preceding the date of this Agreement.
         8. All unissued Notes inventory or DTC FAST held global certificates.
         9. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.



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                                    EXHIBIT B

                                [HSBC Letterhead]

                                Notice to Holders

To the holders of the $275,000,000 aggregate principal amount of the Sterling Chemicals, Inc.'s (the "Company') 11.75% Senior Subordinated Notes due 2006 under the Indenture, dated as of August 15, 1996, as amended and supplemented, by and between the Company and State Street Bank and Trust Company (successor to Fleet National Bank, initial trustee) as Indenture Trustee (the "Notes" and said Indenture is hereinafter referred to as the "Indenture");

NOTICE IS HEREBY GIVEN, pursuant to Section 8.08 of the Indenture by and between the Company and Indenture Trustee that Indenture Trustee has resigned as Trustee under the Indenture.

Pursuant to Section 8.08 of the Indenture, HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Indenture. The address of the Corporate Trust Office of HSBC Bank USA is 10 East 40th Street, New York, New York 10016. HSBC Bank USA has also accepted appointment as Registrar and Paying Agent under the Indenture.

State Street Bank and Trust Company's resignation as Trustee and HSBC Bank USA's appointment as Successor Trustee become effective as of the close of business on July 27, 2001.


Dated: New York, New York
       July __, 2001


                  HSBC Bank USA, as Successor Indenture Trustee



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